EXHIBIT 23

CROWE, CHIZEK AND COMPANY LLP

INDEPENDENT AUDITORS' CONSENT

Hemlock Federal Financial Corporation
Oak Forest, Illinois

We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Hemlock Federal Financial Corporation, pertaining to the Hemlock Federal Financial Corporation 2002 Stock Option and Incentive Plan of our report dated January 18, 2002, included in the Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP
Oak Brook, Illinois
August 13, 2002